UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
____________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 3, 2015
ACCURIDE CORPORATION
(Exact Name of Registrant as Specified in Charter)
Delaware	001-32483	61-1109077
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7140 Office Circle, Evansville, IN	47715
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (812) 962-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

On November 3, 2015, Accuride Corporation ("Accuride") subscribed to a seventy percent (70%) ownership interest in Gianetti Route, S.r.l., an Italian manufacturer of steel wheels for heavy and medium duty commercial vehicles ("Gianetti"), in exchange for a commitment to invest €19,750,000 Euros in Gianetti over a period of approximately three years. The investment was made pursuant to the terms of an investment agreement ("Investment Agreement") by and among Accuride, ACC Rollco, S.r.l. (a wholly-owned Italian subsidiary of Accuride), MW Italia S.r.l., and Coils Lamiere Nastri - C.L.N. S.p.A.  A copy of the Investment Agreement is filed herewith as Exhibit 10.1. Accuride contributed €3,750,000 Euros at closing and will finance the remaining investment in Gianetti through general working capital and availability under its existing credit agreements.

Except as set forth herein, no material relationships exist between Gianetti and Accuride or any of Accuride's affiliates, directors, or officers.

Item 9.01 Exhibits.

(c) Exhibits
10.1            Investment Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURIDE CORPORATION
/s/ STEPHEN A. MARTIN	Dated: November 9, 2015
Stephen A. Martin
Senior Vice President / General Counsel